Exhibit 10.27

STATEMENT OF WORK
CMP-001

This Statement of Work (“SOW”), by and between Touchpoint Metrics, Inc. (“the Company”) and Centurion Medical Products (“Client”) effective as of the later date signed below (“Effective Date”), will serve as Client’s approval for the Company to begin work on the project outlined in the Company’s October 1, 2012 proposal for services titled “Defining Customer Opportunities for Centurion Medical Products” (“Proposal”) under the general terms of the engagement as described there and in the following:

Project Name:  Customer Opportunities Definition

Project Description: Uncover and quantify the basis for purchase decisions, as well as the specific drivers of and barriers to moving your buyers through the relationships lifecycle.

Phase 1, Immersion and Planning ▪ Project Planning and Kick-Off ▪ Existing Data Analysis and Secondary Research ▪ 1:1 Working Group/Stakeholder Interviews (~4) ▪ Research Plan
Phase 2, Internal and External Research
▪ Interview Guides
▪ 1:1 Executive and Staff Interviews ~4-6
▪ Survey Design and Development
▪ Qualitative (25) and Quantitative (200) Research: Interviews, Management and Reporting

Phase 3, Data Analysis ▪ Data Analytics ▪ Research Results Summary	Phase 4, Findings and Recommendations ▪ Key Findings ▪ Recommendations Formation and Prioritization ▪ On-Site Strategy Sessions and Executive Presentations

Budget Estimate:

Professional Fees and Estimated Sample Costs
Phase I:	Immersion and Planning	$20,250
Phase II:	Internal and External Research	47,000
Phase III:	Data Analysis	13,700
Phase IV:	Findings and Recommendations	29,250
	Total Professional Fees:	$110,200
	Estimated Sample Costs (225 total at $85 each)	19,125
	Total Budget Estimate:	$129,325

The Company’s budget estimates are based on an estimate of the actual time and resources required to complete the SOW. These fees are presented as a fixed bid fee to complete the work outlined.  The fees would only change if the scope of work changes, and only if authorized by the Client in advance, through a signed Estimated Addendum, of such fees being incurred. Out-of-pocket expenses are not included, but typically do not exceed 10% of budget total for an engagement of this type.  See “Out-of-Pocket Expenses” section below.

Payment Schedule:
Upon the Effective Date, an amount equal to one-third of the total amount of professional fees specified in the Budget Estimate (i.e., One hundred ten thousand two hundred U.S. Dollars ($110,200)) (the “Project Fee Total”) ($36,733) along with an amount equal to 50% of estimated Sample cost ($9,562.50) for a total of $46,295.50 will be invoiced and due upon receipt of such invoice.

Based on an anticipated timeline of eleven (11) weeks, the second invoice for an additional one-third of the Project Fee Total ($36,733) and the balance of actual Sample Cost will be sent at the end of phase 2, or upon closing of the quantitative online survey. The third and final invoice for the remaining one-third of the Project Fee Total ($36,733) will be sent upon delivery of the final report and all deliverables specified in the Project Description.

All invoices, except the initial invoice which is due upon receipt, are due net 15 days.

Out-of-Pocket Expenses:
With the exception of Estimated Sample Costs itemized in the Budget Estimate, this SOW does not include out-of-pocket expenses. Out-of-pocket expenses include (but are not limited to) color outputs, copies, deliveries, sample acquisition or remuneration, phone, travel, etc., and are invoiced as incurred.  All out-of-pocket expenses are billed at cost, and are estimated not to exceed 10% of Project Fee Total. If the demands of the project dictate expenses that exceed this, then written approval will be obtained from Client in advance of these expenses being incurred. Out-of-pocket expenses $5,000 and up that are agreed to in advance by Client are subject to a 50% deposit, payable to the Company prior to ordering the service.

Approvals:
The current authorized approval source for Client is Kathy McDaniel.

Terms and Conditions:
This SOW is entered under and pursuant to the Services Agreement between the Company and the Client (“Agreement”) dated October 4, 2012, and is subject to all the terms and conditions of that Agreement.

For the Company	Accepted for Client

MICHAEL HINSHAW	TOM ARCHIPLEY
Signature	Signature

Michael Hinshaw	Tom Archipley
President	President/CEO

10/5/12
October 4, 2012	Date

Statement of Work – CMP-001	Page 2 of 2